Exhibit 99.5

 Q1 2021 Financial Results Conference CallFebruary 24, 2021  Photronics, Inc.

 Safe Harbor Statement  This presentation and some of our comments may contain projections or other forward-looking statements regarding future events, our future financial performance and/or the future performance of the industry. These statements are predictions, and contain risks and uncertainties. Actual events or results may differ materially from those presented. These statements include words like “anticipate”, “believe”, “estimate”, “expect”, “forecast”, “may”, “plan”, “project”, “in our view” or the negative thereto. We cannot guarantee the accuracy of any forecasts or estimates, and we are not obligated to update any forward-looking statements if our expectations change. If you would like more information on the risks involved in forward-looking statements, please see the documents we file from time to time with the Securities and Exchange Commission.  2/24/2021  2

Q1 2021 Summary

- Revenue was $152.1M, up 2% Q/Q and down 5% Y/Y
  - Sequential FPD growth offsets lower IC demand
  - Revenue to China was down 3% Q/Q primarily due to soft high-end logic demand
- Net income attributable to Photronics, Inc. shareholders of $8.0M ($0.13/share)
- Cash balance $279M
  - $26M generated from operating activity
  - $18M invested in capex
  - $13M returned to investors through share repurchases
- Next phase of FPD capacity investment on track for tool delivery in 2021

Strategic investments driving long-term, profitable growth

PHOTRONICS, INC.
2/24/2021
3

Income Statement Summary  $M (except EPS)  Q121  Q420  Q/Q  Q120  Y/Y  Revenue  $ 152.1  $ 149.3  2%  $ 159.7  (5%)  Gross Profit  $ 30.5  $ 31.9  (4%)  $ 34.6  (12%)  Gross Margin  20.1%  21.4%  (130 bps)  21.7%  (160 bps)  Operating Income  $ 11.8  $ 15.0  (21%)  $ 16.3  (28%)  Operating Margin  7.7%  10.0%  (230 bps)  10.2%  (250 bps)  Other income (expense)  $ 0.7  ($ 2.9)  $ 3.6  $ 3.7  ($ 3.0)  Income tax provision  $ 2.9  $ 3.5  ($ 0.5)  $ 9.1  ($ 6.1)  Minority interest  $ 1.5  $ 2.1  ($ 0.6)  $ 0.6  $ 0.8  Net Income*  $ 8.0  $ 6.5  24%  $ 10.3  (22%)  Diluted EPS*  $ 0.13  $ 0.10  $ 0.03  $ 0.16  ($ 0.03)  Days in quarter  92  90  2  94  (2)  Gross margin lower due to unfavorable product mixOther income / (expense) primarily due to FX gain / (loss)Minority interest includes IC JVs in Taiwan and China  2/24/2021  4  *Net income attributable to Photronics, Inc. shareholders

 $M  Q121  Q420  Q/Q  Q120  Y/Y  High-End*  $ 36.8  $ 38.2  (4%)  $ 41.0  (10%)  Mainstream  $ 68.2  $ 67.8  1%  $ 65.9  3%  Total  $ 105.0  $ 105.9  (1%)  $ 107.0  (2%)  IC Photomask Revenue  2/24/2021  5  Memory recovery and mainstream growth offset by soft high-end logic demandChina revenue down 5% Q/Q and 2% Y/Y; represents 24% of IC revenueOutlookSome sectors benefiting from remote work and educationMainstream demand strongIndustry responding to chip shortageMacro risk from trade policies and shelter-in-place mandates  *28nm and smaller  Total may differ due to rounding

 FPD Photomask Revenue  2/24/2021  6  High-end improved Q/Q on strong AMOLEDStrong LCD market causes panel makers to run current products, limiting new design activityChina revenue down 1% Q/Q and 27% Y/Y; represents 51% of FPD revenueOutlookDynamic market environmentSmartphone recovery should continue as supply chain adjusts to Huawei banTechnology development drives demand for higher-value masks  *≥G10.5, AMOLED and LTPS  $M  Q121  Q420  Q/Q  Q120  Y/Y  High-End*  $ 34.6  $ 31.3  11%  $ 39.8  (13%)  Mainstream  $ 12.5  $ 12.1  3%  $ 13.0  (4%)  Total  $ 47.1  $ 43.4  9%  $ 52.8  (11%)  Total may differ due to rounding

 Select Financial Data  $M  Q121  Q420  Q120  Cash  $ 279  $ 279  $ 218  Debt  $ 98  $ 69  $ 54  Net Cash*  $ 180  $ 210  $ 164  Operating Cash Flow  $ 26  $ 65  $ 31  Capital Expenditures  $ 18  $ 34  $ 14  Government Incentives for Capital Equipment  $ 0.4  -  $ 2  Share repurchase  $ 13  $ 18  $ 11  Debt is US equipment lease and local China loansExpect 2021 capex to be ~$100M; completing initial China IC investment and next phase of FPD investmentTotal share repurchases of $31M under current $100M authorizationBalance sheet able to fund investments, share repurchases, and strategic M&A opportunities  2/24/2021  7  *Net cash defined as cash and cash equivalents less long-term borrowings (including current portion), as reported in accordance with GAAP

 Q221 Guidance   Revenue ($M)  $153 - $162  Operating Margin  8% - 12%  Taxes ($M)  $3 - $4  EPS  $0.14 - $0.20  Diluted Shares (M)  ~63  Positive industry demand trendsRemote work and learningMade in China 2025Advanced display technologiesOutlook clouded by geopolitical uncertaintyShelter-in-place mandatesUS/China trade policiesWe remain focused on expanding margins and improving cash flows  2/24/2021  8

 For Additional Information:R. Troy Dewar, CFAVice President, Investor Relations203.740.5610tdewar@photronics.com   Thank you for your interest!

 Appendix

 Total Revenue  2/24/2021  11      IC  FPD  Total may differ due to rounding

 IC Photomask Revenue  2/24/2021  12      Mainstream  High-End  High-End: 28nm and smaller; total may differ due to rounding

 FPD Photomask Revenue  2/24/2021  13      Mainstream  High-End  High-End: ≥G10.5, AMOLED and LTPS; total may differ due to rounding